Exhibit 99.2

FINAL TRANSCRIPT

BioAmber Inc.

Third Quarter 2016 Results Conference Call

Event Date/Time: November 3, 2016 — 4:30 p.m. E.T.

Length: 24 minutes

FINAL TRANSCRIPT

November 3, 2016 — 4:30 p.m. E.T.
BioAmber Inc. Third Quarter 2016 Results Conference Call

Corporate participants

Roy McDowall
BioAmber Inc. — Senior Vice President, Communication & Strategy

Jean-François Huc
BioAmber Inc. — President and Chief Executive Officer

Mario Saucier
BioAmber Canada Inc. — Chief Financial Officer

Presentation

Operator

Good afternoon, ladies and gentlemen, and welcome to BioAmber Inc.’s third quarter 2016 results conference call. My name is Sylvie, and I will be your coordinator for today. At this time, note that all lines are in a listen-only mode.

Later we will conduct a question-and-answer session.

As a reminder, know that this conference is being recorded for replay purposes.

I now would like to turn the conference over to your host for today, Mr. Roy McDowall. Please go ahead, sir.

Roy McDowall — Senior Vice President, Communication & Strategy, BioAmber Inc.

Thank you, Sylvie. Good afternoon, everyone, and welcome to BioAmber's third quarter 2016 earnings conference call. My name is Roy McDowall, and I recently joined BioAmber as the Senior Vice President of Communication and Strategy. My responsibilities include Investor Relations,

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November 3, 2016 — 4:30 p.m. E.T.
BioAmber Inc. Third Quarter 2016 Results Conference Call

Market Relations, and including me, in this call are JF Huc, BioAmber’s Chief Executive Officer; Mario Saucier, our Chief Financial Officer; and Mike Hartmann, our Executive Vice President.

I would like to remind everyone that this conference call contains estimates and forward-looking statements that represent the Company’s view as of today. BioAmber disclaims any obligation to update or revise these statements to reflect future events or circumstances. You should not place undue reliance on these forward-looking statements, because they involve known and unknown risks, uncertainties, and other factors that are, in some cases, beyond our control.

Please refer to today's earnings release and BioAmber's filings with the SEC for information concerning factors that could cause actual results to differ materially from those expressed or implied by such statements.

In our earnings press release, which we issued at 4:05 p.m. today, you will find reconciliation to the most comparable GAAP financial measures for any non-GAAP financial measures discussed on this call. Our earnings release is available on the Investor Relations page of our corporate website at www. bio-amber.com.

An audio replay of this call will be available on our website starting two hours after the end of this conference call.

I’ll now turn it over to Jean-François Huc.

Jean-François Huc — President and Chief Executive Officer, BioAmber Inc.

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November 3, 2016 — 4:30 p.m. E.T.
BioAmber Inc. Third Quarter 2016 Results Conference Call

Thanks, Roy, and good afternoon, everyone. We're thrilled to have Roy join our management team. He brings over 20 years of experience in capital markets, including banking, research and sales, and most recently with Macquarie Capital Canada.

Roy brings extensive experience and a deep understanding to capital markets and has a rich network of contacts in both the US and Canada. Roy's arrival will enable Mike Hartmann, one of our founders, to focus on the financing of our next plant and to lead other corporate initiatives and will free up more of my time to spend with shareholders and potential investors.

I'll give you a quick update on the business, and then Mario will touch on the financial highlights. The takeaway message for our shareholders on this call is that BioAmber's Q3 operational accomplishments reconfirm the viability and economics of our disruptive bio-succinic acid fermentation process. This continued success provides a solid foundation for the future global expansion of our proprietary technology, and we would like to thank our shareholders for their continued support.

At the plant level, Q3 2016 was solid. The biotechnology is the core of our success and has continued to prove itself to be highly efficient as we ramp up production. After one year of Sarnia plant operation, our proprietary fermentation process has consistently met our internal targets for yield, productivity, and output. We have also further increased our overall plant uptime. As a result of these operational achievements, we've driven our Q3 unit cost 12 percent lower versus Q2, demonstrating continued operational improvement.

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November 3, 2016 — 4:30 p.m. E.T.
BioAmber Inc. Third Quarter 2016 Results Conference Call

In line with these operational achievements, Q3 sales of bio-succinic acid were 3.7 million, a 45 percent increase over our Q2 sales. In addition to increased sales, we witnessed a growing number of companies qualifying our products. To date, over 180 companies have qualified our bio-succinic acid with 40 of these companies actively purchasing it from BioAmber. The continued conversion from qualified to purchasing is being dynamically managed to match our production ramp.

Although our proprietary, ecofriendly biotechnology is new and disruptive, the actual underlying production process is relatively simple and is used in many industries. The simplicity has enabled us to continue our ramp-up, and although we expect to encounter some inevitable minor production issues as we increase our plant throughput to full capacity, we are confident we will continue our steady progression.

As our first commercial-scale facility in Sarnia has both provided proof of concept and demonstrated attractive variable costs, we are increasingly focusing our attention on securing the location and financing for our second larger facility that will drive future growth.

In September, we announced an important milestone with US Department of Energy with respect to a proposed $360 million low-interest loan guarantee. BioAmber is in the advanced stages of securing this facility through the DOE’s Title XVII Loan Guarantee Program. This is a four-phase program for which we are in Phase III, conditional commitment, to negotiate the terms and conditions of said loan guarantee.

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November 3, 2016 — 4:30 p.m. E.T.
BioAmber Inc. Third Quarter 2016 Results Conference Call

This process with the DOE has been underway for over a year. In anticipation of a successful outcome, BioAmber has secured a potential site in the US for our proposed facility.

Paralleling our progression with the US Department of Energy, BioAmber has also been engaged in discussions with the Canadian government, also for over a year. A working group made up of various ministries, Crown corporations, and different levels of government has been established to provide BioAmber with a more efficient, single point of contact. Discussions are encouraging and similar in nature to the scope of the discussions with the US Department of Energy. As we did in the US, BioAmber has secured an option on a site in Canada for the second facility.

Now before I conclude, I would like to take a moment to circle back and tie in my previous comments regarding our progression path, proof-of-concept, and our solid demonstration in Q3 of robust variable costs and improving operational efficiencies.

These accomplishments are one of the key reasons we've been able to make good progress with the Canadian and US government programs. Both governments have conducted due diligence and recognize the benefits of BioAmber’s proven disruptive biotechnology.

We offer a meaningful reduction in greenhouse gases, we create skilled manufacturing jobs, and we leverage local agriculture to produce value-added products with an economically competitive process.

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November 3, 2016 — 4:30 p.m. E.T.
BioAmber Inc. Third Quarter 2016 Results Conference Call

In addition to the expressed interest from governments, we are also engaged with several global players within our industry and from the investment community to help fund the balance of the proposed second facility.

The last point I would like to make concerns our more macro or blue sky trend. I'm referring to carbon pricing. On the heels of the Paris Accord, we’ve seen Canada adopt a pricing mechanism of $10 per tonne of CO2 gas starting in next year and increasing to $50 a tonne by early next decade.

Ontario, where our first plant is located, is putting in place a cap-and-trade system. While it is too soon to know how these initiatives will actually be implemented, we're working to confirm BioAmber’s eligibility so that we can benefit from these carbon pricing programs.

Irrespective of the system that gets rolled out in Canada, the US, and elsewhere, it's becoming increasingly clear that processes that pollute will cost more to operate in the future, which will improve the economic environment for clean technologies such as BioAmber's.

This concludes the operational update, and I will now turn the call over to Mario Saucier, our CFO, to discuss our financial results.

Mario Saucier — Chief Financial Officer, BioAmber Canada Inc.

Thank you, JF. Revenues for the quarter ended September 30, 2016 were 3.7 million. The 45 percent increase compared to the previous quarter was driven by an increase in the quality of bio-succinic acid sold. Cost of goods sold for the quarter ended September 30, 2016, was 5 million.

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November 3, 2016 — 4:30 p.m. E.T.
BioAmber Inc. Third Quarter 2016 Results Conference Call

The cost of goods per unit sold decreased in Q3 2016 compared to the previous quarter as the result of an improvement in operations, including higher yields, higher plant uptime, and a higher percentage of on-spec products in Q3 2016 compared to the previous quarter.

Research and development expenses for the quarter ended September 30, 2016 were 1.8 million, significantly lower than the 6 million incurred in the same period last year. The lower R&D expenses were the results of two factors. First, certain nonrecurring Sarnia commissioning and start-up costs incurred in Q3 2015 were recorded as R&D expenses. Second, the Company has streamlined its R&D effort over the past year, given that Sarnia is now operational.

Sales and marketing expenses for the quarter ended September 30, 2016, were 479,000, down from 921,000 incurred in the same period last year. This was due to the expanded commercial role that Mitsui assumed in 2016, namely in Asia, which allowed the Company to reduce the size of its global commercial team. As a result, there has been a decrease in sales and marketing salaries, benefits, and associated costs, including stock-based compensation and travel expenses.

General and administrative expenses for the quarter ended September 30, 2016 were 1.8 million, down from 2.2 million for the same period last year. This was the result of the Company's effort to reduce headcount at the corporate level, which resulted in a decrease in salaries and benefits, recruitment costs, and stock-based compensation expense. These efforts were partially offset by an increase in Sarnia headcount as the facility transitioned from construction to production.

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November 3, 2016 — 4:30 p.m. E.T.
BioAmber Inc. Third Quarter 2016 Results Conference Call

Depreciation of property and equipment and amortization of intangible asset expense were 1.2 million for the quarter ended September 30, 2016, up significantly from 123,000 for the same period last year. This increase was due to the depreciation of Sarnia facility assets following the beginning of production in Q4 2015.

For the quarter ended September 30, 2016, the Company incurred a net financial charge of 3.2 million compared to a financial gain of 1.6 million for the same period last year. This 4.7 million variation was mainly due to a noncash mark-to-market adjustment charge of 3.4 million under warrants that were issued at the time of the initial public offering, the IPO warrants, as well as an adjustment on the warrants issued in June 2009 and April 2011, the legacy warrants. It was also due to an increase in the end-of-term charge of 602,000 and to interest and other charge of 600,000 in connection with the repayment of the outstanding Tennenbaum loan in September 2016.

The Company recorded a net loss attributable to BioAmber Inc. shareholders of 6.2 million or a loss of $0.21 per share for the quarter ended September 30, 2016, compared to a net loss of 7 million or a loss of $0.27 per share for the same period last year.

The adjusted net loss attributable to BioAmber Inc.’s shareholders for the quarter ended September 30, 2016, was 7.4 million or a loss of $0.26 per share compared to an adjusted net attributable loss to BioAmber Inc.’s shareholders of 9.4 million or a loss of $0.36 per share for the same period last year.

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November 3, 2016 — 4:30 p.m. E.T.
BioAmber Inc. Third Quarter 2016 Results Conference Call

Adjusted net loss attributable to BioAmber Inc.’s shareholders is a non-GAAP financial metric that excludes the impact of the change in the fair value of the IPO and legacy warrants, as well as the grant income from Sustainable Development Technology Canada, SDTC.

Finally, we closed the quarter with a cash balance of 15.9 million thanks for a 19.2 million loan secured from Bridging Finance, which we partially used to pay down our outstanding balance on the Tennenbaum loan netting 11 million in cash.

During the quarter, our Sarnia joint venture also closed a $7.6 million loan from BDC.

I will now turn the call to the Operator so we can field questions.

Q&A

Operator

Thank you. Ladies and gentlemen, if you do have any questions, please press *, followed by 1 on your touch-tone phone. Note that your questions will be taken in the order received. And if you should decide to withdraw your request, please press *, followed by 2. And note that if you are using a speakerphone, you will need to lift the handset before pressing any keys.

And your first question will be from Sameer Joshi at Rodman & Renshaw. Please go ahead.

Sameer Joshi — Rodman & Renshaw

Hey, guys. JF, Mario, how are you?

Jean-François Huc

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November 3, 2016 — 4:30 p.m. E.T.
BioAmber Inc. Third Quarter 2016 Results Conference Call

Good. How are you Sameer?

Sameer Joshi

Good. So first question relates to the capacity utilization. I’m assuming the capacity is being utilized at around 25 percent given the bio-succinic acid price of around $2,000 per metric ton. Is that assumption correct?

Jean-François Huc

We’re actually running, Sameer, at about 40 percent today. Keep in mind that we did have a shutdown in August, and we’re running higher now than we were early in the quarter, and we’ve also accumulated some inventory.

Sameer Joshi

Okay. But in terms of the bio-succinic acid sale price, is $2,000 per tonne fair?

Jean-François Huc

We have not seen a material change in our average selling price in 2016 year to date. And so we’re not giving any change relative to past guidance.

Sameer Joshi

Okay. In terms of customer demand, are you seeing any mismatch between your capacity that you can produce compared to the actual customer demand that exists?

Jean-François Huc

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November 3, 2016 — 4:30 p.m. E.T.
BioAmber Inc. Third Quarter 2016 Results Conference Call

Well, I think the selling cycle is longer than what we had originally expected. We sell to B2B customers, and our customers need to qualify their products with their customers.

So and there are some projects, some bio-based projects, that have been slowed by the low oil price environment, but the trends are very clear. A lot of companies have qualified us, and we’re seeing a steady conversion of these companies into purchasing customers.

So it’s taken a little longer, but we are seeing good quarter-over-quarter sales growth, and we’re trying, on the production side, to match production with sales ramp.

Sameer Joshi

Okay. And in terms of Mitsui’s partnership, I can see that you reduced your costs, but are you seeing any increased sales demand from that avenue?

Jean-François Huc

Well, Mitsui plays an important role in commercialization alongside BioAmber. We, for all intents and purposes, have an integrated commercial team. Mitsui is focused more on Asia but also provides some support in Europe and North America. So as an integrated team it’s kind of difficult to say we’re seeing more or less.

Mitsui is very involved in getting customers qualified and then converting those companies into purchasing customers with the caveat that they are more focused on Asia than North America or Europe.

Sameer Joshi

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November 3, 2016 — 4:30 p.m. E.T.
BioAmber Inc. Third Quarter 2016 Results Conference Call

Okay. Going back to the top line or capacity utilization, are you giving any guidance, because last quarter I think you had said that there would be a 50 percent quarter-over-quarter increase. Should we assume that going forward? Similar improvements?

Jean-François Huc

So I think we’re ramping up, and there’s going to be some bumpiness in the ramp-up I think. We’re not giving any new guidance for Q4 2016, and I think it’s a little early to give guidance for 2017. But we are confident of the trend that we’ve seen to date, and I think we’ll feel more comfortable early in the new year giving more precise guidance on the ramp in—more granularity around the ramp in 2017. But the trend is clear, and we expect this trend to continue.

Sameer Joshi

And one last one from me. As regards to the Title XVII progress, how long do you estimate the phase III and IV to take? And as a corollary, can you elaborate a little bit more on the Canadian efforts to extract some incentives from there?

Jean-François Huc

Sure. So the time line is our goal is to complete the conditional commitment in Q1 2017, and definitive agreements would be signed in Q2 2017. And on the Canadian side, thanks to this working group that’s been created to manage our request for funding in Canada, we have a one-stop shop, and we’re confident that we can meet a similar time line in Canada. That is to say some kind of term

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November 3, 2016 — 4:30 p.m. E.T.
BioAmber Inc. Third Quarter 2016 Results Conference Call

sheet equivalent to what we’d be getting from a phase III from the DOE, getting that in the first quarter, and being in a position to sign definitive agreements in the second quarter.

Sameer Joshi

Great. Thanks. I’ll take the rest of my questions off-line. Thanks a lot.

Jean-François Huc

Thank you, Sameer.

Operator

Thank you. Next question will be from Alex Stewart at Barclays. Please go ahead.

Alex Stewart — Barclays

Hi, team. Good afternoon, and good to hear from you all. Just one question. You have a liquidity event coming up in April where the IPO warrants will either be exercised or not. The trigger point is $5. Previously you said you were confident you would get to that level. What’s the contingency plan if your shares languish below that level and the warrants are not exercised? Do you have in place a method to repay the bridge financing loan you’ve taken out? And is the portion the corporate sense cost? Thanks.

Jean-François Huc

Thanks, Alex. And good evening. Thanks for staying up to be on the earnings call.

So with respect to the warrants, the two mechanisms that are built into those warrants, we have the ability to move the strike price down if we wanted to precipitate an exercise. And we have

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November 3, 2016 — 4:30 p.m. E.T.
BioAmber Inc. Third Quarter 2016 Results Conference Call

the ability to extend the life of those warrants as well. Those are two things that allow us to increase the probability.

And then as we alluded to during the opening remarks, we are engaged in a number of strategic discussions, and we may secure some cash opportunistically in the context of strategic deals that we would strike over the next couple of quarters.

So I think that we’re confident that we’ll be able to manage that, but we are working on a number of things that might give us alternatives in terms of liquidity events.

Alex Stewart — Barclays

Great. Thanks so much. And congratulations on all your hard work over the last 12 months.

Jean-François Huc

Thank you, Alex.

Operator

Thank you. Ladies and gentlemen, as a reminder, if you do have any questions, please press *, followed by 1. And the next question will be from Edward Walbridge at Ergon Institute. Please go ahead.

Edward Walbridge — Ergon Institute

Gentlemen, I’m confused about the warrants. There are May—I think it’s May 7th warrants, are those the ones that you’ve just been talking about, because the gentleman ... [audio gap]

Jean-François Huc

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November 3, 2016 — 4:30 p.m. E.T.
BioAmber Inc. Third Quarter 2016 Results Conference Call

Yes. These are the warrants that were issued at the time of the IPO. At the IPO, we sold units. After 30 days those units expired and each unit had one warrant and one share. The shares trade on the NYSE, as do the warrants.

You need two warrants to purchase a share at a predefined strike price, and that strike price today is $5 because there was a price adjustment mechanism that readjusted that price based on any down-rounds or subsequent equity offering.

So the offering that we did in January of this past year reset the strike price for those warrants to $5. So they expire normally on May 7th or May 9th, I believe, and you require two warrants with the $5 exercise price to purchase one share of BioAmber.

Operator

Thank you. At this time, Mr. McDowall, I’d like to turn the conference back over to you.

Roy McDowall

Thanks, Operator. Thanks, Sylvie. And I think that’s it for this evening. So we’d like to once again thank our shareholders for their continued support, and we’d like to wish everyone a good evening.

Operator

Thank you. Ladies and gentlemen, this does conclude your conference call for today. Once again, thank you for attending. And at this time, we do ask that you please disconnect your lines. Have yourselves a lovely evening.

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November 3, 2016 — 4:30 p.m. E.T.
BioAmber Inc. Third Quarter 2016 Results Conference Call

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